EXHIBIT 99.1

Kohlberg Capital Corporation Reports First Quarter 2008 Financial Results

NEW YORK, May 7, 2008 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced its financial results for the first quarter ended March 31, 2008.

Financial Highlights

 * Net investment income and realized gains of approximately
   $8.0 million or $0.45 per share for the three months ended
   March 31, 2008;

 * Net unrealized loss on investments of approximately $7.9 million or
   $0.43 per share for the three months ended March 31, 2008, due primarily to lower market values of certain investments held in the
   Company's portfolio as a result of current conditions in the credit markets;

 * Net asset value per share of $13.98 at March 31, 2008; and

 * The Company declared a first quarter dividend of $0.41 per share which was paid on April 28, 2008.

Subsequent to the first quarter of 2008:

 * On April 28, 2008, the Company completed a transferable rights offering for which 3.1 million shares were subscribed and issued at
   $9.27 per share for gross proceeds of approximately $28.7 million.

Operating Results

Total investment income for the three months ended March 31, 2008 and 2007 was $14.3 million and $6.5 million, respectively. For the three months ended March 31, 2008 and 2007, Kohlberg Capital reported net investment income and realized gains (excluding net unrealized losses) of $8.0 million or $0.45 per share and $4.9 million or $0.27 per share, respectively. The increase in year over year net investment income reflects increased interest income from the growth of Kohlberg Capital's investment portfolio from $288.7 million at March 31, 2007 to $488.3 million at March 31, 2008.

For the three months ended March 31, 2008, the net increase in stockholders' equity resulting from operations was $195,000 or $0.01 per share. Net unrealized losses on investments totaled approximately $7.9 million for the quarter. The net unrealized loss for the three months ended March 31, 2008 was the result of (i) the decrease in market value of the Company's corporate loan and equity securities portfolio by $8.9 million, (ii) a $2.8 million decrease in the value of investments in collateralized loan obligation funds ("CLO Funds"), and (iii) a $3.9 million increase in the value of the Company's investment in Katonah Debt Advisors, its wholly-owned portfolio company.

The decrease in value of the Company's investments in corporate loans and on its CLO Fund securities during the three months ended March 31, 2008 was due primarily to the general decrease in the trading value of such assets as a result of current conditions in the credit markets. As of March 31, 2008, there was one issuer, representing 1% of total portfolio investments in payment default. As of March 31, 2008, all of the CLO Funds in which the Company holds investments maintained their original issue credit ratings on all rated classes of their securities and were continuing to make cash payments to all classes of investors.

Dayl Pearson, CEO and President, commented, "During the first quarter, the credit and economic environment remained challenging and continued to negatively impact the fair value of our portfolio. Relative to our portfolio, we believe that the fair value marks are more reflective of underlying illiquidity in the broader debt capital markets rather than any significant credit issues in our portfolio. Other than one issuer in payment default, representing 1% of our investment portfolio and for which we expect a reasonable recovery, we believe the quality and diversity of our investments favorably position our portfolio in this environment. From an earnings perspective, our high percentage of lower risk first lien assets at attractive spreads and less reliance on gains from equity investments provide a more stable earnings stream and more predictable dividend."

Katonah Debt Advisors has approximately $2.3 billion in assets under management as of March 31, 2008. Katonah Debt Advisors is an asset management company that manages CLO Funds for which it receives a recurring management fee stream. The annual management fees which Katonah Debt Advisors receives are generally based on a fixed percentage of the par value of assets under management and are recurring in nature for the term of the CLO Fund so long as Katonah Debt Advisors manages the fund. As a result, the annual management fees earned by Katonah Debt Advisors are not subject to market value fluctuations in the underlying collateral. The CLO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans, high-yield corporate bonds and other corporate credit instruments and do not invest in asset-backed securities such as those secured by commercial mortgages, residential mortgages or other consumer borrowings.

In January 2008, Katonah Debt Advisors completed a $315 million CLO Fund, Katonah 2007-1 CLO Ltd. ("Katonah 2007-1"). Kohlberg Capital invested approximately $29 million to acquire all of the shares of the most junior class of securities in Katonah 2007-1.

Dayl Pearson further commented, "The ability of Katonah Debt Advisors to complete a CLO in the current market environment is demonstrative of Katonah Debt Advisors' franchise and real value to Kohlberg Capital. Its management fee income is relatively fixed on a percentage of par assets under management and the dividends it distributes inure to Kohlberg Capital's net income and distributable earnings. The value of Katonah Debt Advisors is expected to continue to increase as it grows assets under management."

Portfolio

Kohlberg Capital's portfolio fair value was $488.3 million as of March 31, 2008. The following table shows the Company's portfolio by security type at March 31, 2008 and December 31, 2007:

                                        March 31, 2008 (unaudited)
                                     ---------------------------------
 Security Type                           Cost       Fair Value    %(1)
 -------------                       ------------  ------------  -----
 Senior Secured Loan                 $225,375,892  $216,134,353   44.3%
 Junior Secured Loan                  120,416,250   110,598,378   22.6
 Mezzanine Investment                  32,693,197    32,488,031    6.7
 Senior Subordinated Bond               3,008,972     2,041,890    0.4
 Senior Unsecured Bond                  2,000,000     2,000,000    0.4
 CLO Fund Securities                   65,245,123    57,409,236   11.8
 Equity Securities                      5,096,298     3,613,752    0.7
 Affiliate Asset Managers              35,053,497    64,045,602   13.1
                                     ------------  ------------  -----

 Total                               $488,889,229  $488,331,242  100.0%
                                     ============  ============  =====

                                             December 31, 2007
                                     ---------------------------------
 Security Type                           Cost       Fair Value    %(1)
 -------------                       ------------  ------------  -----
 Senior Secured Loan                 $265,390,844  $260,138,674   51.5%
 Junior Secured Loan                  120,620,715   113,259,293   22.4
 Mezzanine Investment                  32,418,975    33,066,115    6.5
 Senior Subordinated Bond               3,009,230     2,490,000    0.5
 Senior Unsecured Bond                  2,000,000     2,000,000    0.4
 CLO Fund Securities                   36,061,264    31,020,000    6.1
 Equity Securities                      5,043,950     4,752,250    1.0
 Affiliate Asset Managers              33,469,995    58,585,360   11.6
                                     ------------  ------------  -----

 Total                               $498,014,973  $505,311,692  100.0%
                                     ============  ============  =====

 (1) Represents percentage of total portfolio at fair value.

The average yield on the Company's loan and bond portfolio at March 31, 2008 was approximately 7.8%. The average annual cash yield on the Company's seasoned CLO Fund securities at March 31, 2008 was approximately 28%.

The investment portfolio (excluding the Company's investment in affiliate asset managers and CLO Fund securities) at year end was well-diversified across 26 different industries and 86 different entities with an average balance per investment of $4.3 million and with the ten largest positions representing approximately 18% of the total fair value of investments.

Investment in CLO Fund Securities

As of March 31, 2008, the Company's investments at fair value in CLO Fund securities were approximately $57.4 million. The CLO Funds managed by Katonah Debt Advisors invest primarily in non-investment grade broadly syndicated loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Funds in which we have any investment are generally diversified senior secured corporate debt and exclude mortgage pools or mortgage securities (residential mortgage bonds, commercial mortgage backed securities, or related asset backed securities) and debt to companies providing mortgage lending and emerging markets investments.

The securities issued by CLO Funds managed by Katonah Debt Advisors are primarily held by third parties. The Company typically makes an investment in the most junior classes of securities of CLO Funds raised and managed by Katonah Debt Advisors and may selectively invest in securities issued by CLO Funds managed by other asset management companies. Our CLO Investments are carried at fair value, which is primarily based on a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar bonds and preferred shares/income notes, when available. We determine the fair value of our CLO Investments on an individual security-by-security basis. At March 31, 2008, all of the CLO Funds in which the Company held investments were not in default, have maintained their original issue credit ratings on all of their rated classes of issued securities, and continue to make cash distributions to all holders of their securities.

Katonah Debt Advisors

At March 31, 2008, Kohlberg Capital's investment in its wholly owned portfolio company, Katonah Debt Advisors, was approximately $63.1 million. For the three months ended March 31, 2008, Katonah Debt Advisors had net income of approximately $1 million and distributed $350,000 in dividends to the Company.

CLO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans and bonds and do not invest in asset-backed securities such as those secured by residential mortgages or other consumer borrowings. Katonah Debt Advisors' assets under management at March 31, 2008 totaled approximately $2.3 billion. As a manager of the CLO Funds, Katonah Debt Advisors receives contractual and recurring management fees. Katonah Debt Advisors also typically receives one-time structuring fees upon the creation of a new CLO Fund and may also receive one-time incentive fees upon the liquidation of a CLO Fund which typically occurs four to nine years after its formation. As an asset manager of CLO Funds, Katonah Debt Advisors makes no investment in the funds it manages and thus Katonah Debt Advisors' valuation is not dependent on the market valuation of the CLO Funds it manages.

Other

Liquidity and Capital Resources. At March 31, 2008, Kohlberg Capital had cash and cash equivalents of $12.9 million, total assets of $514.2 million and stockholders' equity of $252.9 million. The Company's net asset value per common share was $13.98. Debt outstanding at March 31, 2008 was $250 million under a $275 million securitization revolving credit facility with a term maturity of October 1, 2012 -- equal to 49% of total assets (with 2:1 asset coverage or 1:1 debt to equity).

Valuation of Portfolio Investments. Kohlberg Capital's Board of Directors is ultimately and solely responsible for making a good faith determination of the fair value of portfolio investments on a quarterly basis. Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the Company's Board of Directors which consisted of certain limited procedures that the Company's Board of Directors identified and requested them to perform. For the preceding twelve months ended March 31, 2008, the Company's Board of Directors asked Duff & Phelps, LLC to perform the limited procedures on 31 investments comprising approximately 45% of the total investments at fair value as of March 31, 2008 for which market or third party quotations are not readily available. Upon completion of the limited procedures, Duff & Phelps, LLC concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

Distributable Income. Generally, at least 90% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income plus realized gains or losses (as adjusted for tax differences). As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income plus realized gains or losses (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

Dividends

Generally, we seek to fund our dividend from the current earnings, primarily from net interest and dividend income generated by our investment portfolio and Katonah Debt Advisors' current earnings without a return of capital or a high reliance on realized capital gains. The following table sets forth the dividends declared by us since our initial public offering:

                                        Declaration  Record      Pay
                              Dividend     Date       Date       Date
                              --------  -----------  --------  --------
 2008:
  First quarter               $   0.41    3/14/08      4/8/07   4/28/08
 2007:
  Fourth quarter              $   0.39   12/14/07    12/24/07   1/24/08
  Third quarter                   0.37    9/24/07    10/10/07  10/26/07
  Second quarter                  0.35     6/8/07      7/9/07   7/23/07
  First quarter                   0.29    3/13/07      4/6/07   4/17/07
                              --------
   Total declared for 2007    $   1.40
                              ========

Recent Developments

On March 31, 2008, the Company announced the terms of a transferable rights offering for which it issued to shareholders of record as of March 31, 2008 transferable rights to subscribe for an aggregate of up to 3.1 million shares of the Company's common stock (one right for every six shares owned as of the record date). On April 28, 2008, the expiry of the transferable rights offering, a subscription price of $9.27 was determined based 95% of the volume weighted average of the sales prices of the Company's shares of common stock on the NASDAQ Global Select Market for the prior ten consecutive trading days. The Company received subscriptions for 2.4 million shares with over-subscriptions of 2.0 million shares which will be allocated pro-rata in accordance with the procedures described in the rights prospectus. It is expected that with the over-subscribed shares, the maximum 3.1 million of shares offered through the rights offering will be issued resulting in gross proceeds of approximately $28.7 million. The Company intends to use the net proceeds from the offering to reduce existing indebtedness under its credit facility. However, any reduction of indebtedness through the use of proceeds of this offering is expected to be only temporary, and the Company expects to utilize its credit facility for additional borrowings in accordance with its investment objective and strategy and relevant legal rules applicable to business development companies.

Michael Wirth, CFO, commented, "The successful completion of our rights offering provides the Company with additional capital resources to grow the investment portfolio at opportunistic levels in the current environment. We appreciate the faith our shareholders have in our ability to earn our quarterly dividend and maintain a quality investment portfolio. Raising equity capital in the current environment is difficult, especially with the additional discount the market prices BDC stocks relative to their reported net asset value."

Conference Call

Kohlberg Capital will hold a conference call on Thursday, May 8, 2008 at 9:00 a.m. Eastern Standard Time to discuss its first quarter 2008 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-604-9667.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 30 days on our website in the Investor Relations section under Events. The replay dial in numbers are as follows, Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820; Replay Passcode: 6164167.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

Safe Harbor Statement Under the Private Securities Litigation reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                    KOHLBERG CAPITAL CORPORATION

                           BALANCE SHEETS

                                          -------------  -------------
                                              As of          As of
                                            March 31,     December 31,
                                              2008            2007
                                          -------------  -------------
                                           (unaudited)

 ASSETS
 Investments at fair value:
  Investments in debt securities
  (cost: 2008 -- $383,494,311;
  2007 -- $423,439,764)                   $ 363,262,652  $ 410,954,082
  Investments in CLO fund securities
   managed by non-affiliates
   (cost: 2008 -- $15,438,959;
   2007 -- $15,385,580)                       7,809,000      9,900,000
  Investments in CLO fund securities
   managed by affiliate
   (cost: 2008 -- $49,806,164;
   2007 -- $20,675,684)                      49,600,236     21,120,000
  Investments in equity securities
   (cost: 2008 -- $5,096,298;
   2007 -- $5,043,950)                        3,613,752      4,752,250
  Investments in asset manager affiliates
   (cost: 2008 -- $35,053,497;
   2007 -- $33,469,995)                      64,045,602     58,585,360
                                          -------------  -------------

  Total investments at fair value           488,331,242    505,311,692
 Cash and cash equivalents                   12,891,722     12,088,529
 Restricted cash                              6,961,518      7,114,364
 Interest and dividends receivable            3,785,875      5,592,637
 Due from affiliates                            149,721        540,773
 Other assets                                 2,099,763      2,493,964
                                          -------------  -------------

 Total assets                             $ 514,219,841  $ 533,141,959
                                          =============  =============

 LIABILITIES
 Borrowings                                 250,000,000    255,000,000
 Payable for open trades                             --      5,905,000
 Accounts payable and accrued expenses        3,907,893      6,141,892
 Dividend payable                             7,418,665      7,026,903
                                          -------------  -------------

 Total liabilities                        $ 261,326,558  $ 274,073,795
                                          -------------  -------------

 Commitments and contingencies

 STOCKHOLDERS' EQUITY
 Common stock, par value $.01 per share,
  100,000,000 common shares authorized;
  18,094,306 and 18,017,699 common shares
  issued and outstanding at March 31, 2008
  and December 31, 2007, respectively           180,943        180,177
 Capital in excess of par value             254,300,918    253,253,152
 Undistributed (distribution in excess of)
  net investment income                        (304,278)    (1,661,884)
 Undistributed net realized gains              (726,313)            --
 Net unrealized appreciation (depreciation)
  on investments                               (557,987)     7,296,719
                                          -------------  -------------

 Total stockholders' equity                 252,893,283    259,068,164
                                          -------------  -------------

 Total liabilities and stockholders'
  equity                                  $ 514,219,841  $ 533,141,959
                                          =============  =============

 NET ASSET VALUE PER SHARE                $       13.98  $       14.38
                                          =============  =============

                    KOHLBERG CAPITAL CORPORATION

                      STATEMENTS OF OPERATIONS

                             (unaudited)

                                                Three Months Ended
                                                    March 31,
                                            --------------------------
                                                2008          2007
                                            ------------  ------------
 Investment Income:
  Interest from investments in debt
   securities                               $  9,699,836  $  4,444,001
  Interest from cash and cash equivalents         86,603       137,143
  Dividends from investments in CLO fund
   securities managed by non-affiliates        1,538,207     1,115,555
  Dividends from investments in CLO fund
   securities managed by affiliate             1,523,082       649,674
  Dividends from affiliate asset manager         350,000            --
  Capital structuring service fees             1,135,114       188,194
                                            ------------  ------------

   Total investment income                    14,332,842     6,534,567
                                            ------------  ------------

 Expenses:
  Interest and amortization of debt issuance
   costs                                       3,344,422       148,341
  Compensation                                 1,176,838       817,662
  Professional fees                              616,648       423,386
  Insurance                                       73,437        39,223
  Organizational expenses                             --            --
  Administrative and other                       345,226       299,282
                                            ------------  ------------

   Total expenses                              5,556,571     1,727,894
                                            ------------  ------------

 Net Investment Income                         8,776,271     4,806,673
 Realized And Unrealized Gains (Losses) On
  Investments:
  Net realized gains from investment
   transactions                                 (726,313)       86,234
  Net change in unrealized losses on debt
   securities                                 (7,745,977)      802,991
  Net change in unrealized loss on equity
   securities                                 (1,190,846)           --
  Net change in unrealized gains on
   affiliate asset manager investments         3,876,740     9,083,110
  Net change in unrealized losses on CLO
   fund securities managed by non-affiliates  (2,144,379)     (830,000)
  Net change in unrealized gains on CLO fund
   securities managed by affiliate              (650,244)           --
                                            ------------  ------------

   Net realized and unrealized gain on
    investments                               (8,581,019)    9,142,335
                                            ------------  ------------

 Net Increase (Decrease) In Stockholders'
  Equity Resulting From Operations          $    195,252  $ 13,949,008
                                            ============  ============

 Earnings Per Common Share -- Basic and
  Diluted                                   $       0.01  $       0.78
 Net Investment Income Per Common Share
  -- Basic and Diluted                      $       0.49  $       0.27
 Net Investment Income and Net Realized
  Gains Per Common Share -- Basic and
  Diluted                                   $       0.45  $       0.27
 Weighted Average Shares Of Common Stock
  Outstanding -- Basic                        18,074,944    17,946,333
 Weighted Average Shares Of Common Stock
  Outstanding -- Diluted                      18,074,944    17,957,602

KCAP-G

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com